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                                                                    EXHIBIT 11.1

                             CARRIAGE SERVICES, INC.

                      COMPUTATION OF PER SHARE EARNINGS
             (UNAUDITED AND IN THOUSANDS, EXCEPT PER SHARE DATA)


    Earnings per share for the three and nine month periods ended September 30, 2000 and 2001 is calculated based on the weighted average number of common and common equivalent shares outstanding during the period as prescribed by SFAS 128. The following table sets forth the computation of the basic and diluted earnings per share for the three and nine month periods ended September 30, 2000 and 2001:

                                                                         THREE MONTHS                    NINE MONTHS
                                                                      ENDED SEPTEMBER 30,            ENDED SEPTEMBER 30,
                                                                 ----------------------------   ---------------------------
                                                                     2000            2001           2000          2001
                                                                 ------------    ------------   ------------   ------------
    Net income (loss) before cumulative effect on prior
      years of the change in accounting principle                $    (12,290)   $        543   $    (11,300)  $      6,466
    Cumulative effect on prior years of the change in
      accounting principle, net of income tax benefit                      --              --        (38,993)            --
                                                                 ------------    ------------   ------------   ------------
    Net income (loss)                                            $    (12,290)   $        543   $    (50,293)  $      6,466
    Preferred stock dividends                                              20               3             61             35
                                                                 ------------    ------------   ------------   ------------
    Net income (loss) available to common stockholders for
      basic EPS computation                                      $    (12,310)   $        540   $    (50,354)  $      6,431
    Effect of dilutive securities                                          --               3             --             35
                                                                 ------------    ------------   ------------   ------------
    Net income (loss) available to common stockholders for
      diluted EPS computation                                    $    (12,310)   $        543   $    (50,354)  $      6,466
                                                                 ============    ============   ============   ============

    Weighted average number of common shares outstanding for
      basic EPS computation                                            16,084          16,699         16,030         16,600
    Effect of dilutive securities:
      Stock options                                                        --           1,125             --            833
      Assumed conversion of preferred stock                                --              27             --            215
                                                                 ------------    ------------   ------------   ------------
    Weighted average number of common and common equivalent
      shares outstanding for diluted EPS computation                   16,084          17,851         16,030         17,648
                                                                 ============    ============   ============   ============
    Basic earnings (loss) per common share:
      Net income (loss) before cumulative effect on prior
        years of the change in accounting principle              $       (.77)   $        .03   $       (.70)  $        .39
      Cumulative effect of the change of accounting
        principle, net                                                     --              --          (2.44)            --
                                                                 ------------    ------------   ------------   ------------
      Net income (loss)                                          $       (.77)   $        .03   $      (3.14)  $        .39
                                                                 ============    ============   ============   ============
    Diluted earnings (loss) per common share:
      Net income (loss) before cumulative effect on prior
        years of the change in accounting principle              $       (.77)   $        .03   $       (.70)  $        .37
      Cumulative effect of the change of accounting
        principle, net                                                     --              --          (2.44)            --
                                                                 ------------    ------------   ------------   ------------
      Net income (loss)                                          $       (.77)   $        .03   $      (3.14)  $        .37
                                                                 ============    ============   ============   ============

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